UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2014

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 653-8881
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________________________________

ITEM 8.01	OTHER EVENTS

Blount International, Inc. [NYSE: BLT] (“Blount” or “Company”) today announced that it anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2013 on or before April 30, 2014. On March 17, 2014, which was the initial deadline for filing the Company’s Form 10-K, Blount filed a Form 12b-25 which extended the filing date to March 31, 2014.

As the Company stated in its Form 12b-25 filing, Blount was unable to file its Annual Report on Form 10-K for the year ended December 31, 2013 within the prescribed time period because the Company had not yet finalized its consolidated financial statements or completed its assessment of internal control over financial reporting (“ICFR”), and the Company’s independent registered public accounting firm had not yet completed their audit of the consolidated financial statements and ICFR for the year ended December 31, 2013. Completion of these activities did not occur prior to the extended filing date of March 31, 2014. Upon finalization of its Consolidated Financial Statements, the Company expects to record impairment charges to goodwill and indefinite-lived intangible assets other than goodwill for certain of its recent acquisitions. Additionally, the Company expects management’s report on ICFR included in the Form 10-K for the year ended December 31, 2013 will conclude that ICFR is not effective as of December 31, 2013 and that material weaknesses in ICFR existed as of that date.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

99.1	Press release dated April 7, 2014 issued by Blount International, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Mark V. Allred
Mark V. Allred
Vice President and Corporate Controller
(Principal Accounting Officer)

Dated: April 8, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated April 7, 2014 issued by Blount International, Inc.